As filed with the Securities and Exchange Commission on June 29, 2005

No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PACKAGING CORPORATION OF AMERICA

(Exact name of registrant as specified in its charter)

Delaware	36-4277050
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1900 West Field Court, Lake Forest, IL	60045
(Address of principal Executive Offices)	(Zip Code)

PACKAGING CORPORATION OF AMERICA
AMENDED AND RESTATED
1999 LONG-TERM EQUITY INCENTIVE PLAN

(Full title of the plan)

Richard B. West

Chief Financial Officer

Packaging Corporation of America

1900 West Field Court

Lake Forest, Illinois 60045

(847) 482-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

James S. Rowe

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, Illinois 60601

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1) (2)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFFERING PRICE (1)	AMOUNT OF REGISTRATION FEE (1)
Common Stock, par value $0.01 per Share	2,150,000 Shares	$20.38	$43,817,000	$5,158

(1)          Estimated pursuant to Rule 457(h) solely for purposes of calculating the aggregate offering price and the amount of the registration fee based upon the average of the high and low prices reported for the shares on the New York Stock Exchange on June 27, 2005.

(2)          Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement shall be deemed to cover any additional shares of Common Stock which may be issuable under the plan to reflect stock splits, stock dividends, mergers and other capital changes.

EXPLANATORY NOTE

We are filing this Registration Statement to register an additional 2,150,000 shares of our common stock, par value $0.01 per share (the “Common Stock”), for issuance under the Packaging Corporation of America Amended and Restated 1999 Long-Term Equity Incentive Plan (the “Plan”). The increase in the number of shares authorized for issuance under the Plan, as well as certain other amendments to the Plan that are described in our definitive proxy statement for our 2005 annual meeting of stockholders, were approved by our stockholders at our 2005 annual meeting held on May 4, 2005. The full text of the Plan, as amended by that stockholder approval, will be sent to employees pursuant to Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and is available on the Commission’s website as an exhibit to our Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 24, 2005. We previously filed a registration statement on Form S-8 (Reg. No. 333-33176) on March 23, 2000 covering 4,400,000 shares of our Common Stock authorized for issuance under the original version of the Plan. Pursuant to General Instruction E to Form S-8, the contents of that earlier registration statement, including the periodic and current reports that we filed with the Commission after the effectiveness of the earlier registration statement, are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those Items of Form S-8 containing new information not contained in the earlier registration statement are presented herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.                             INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by Packaging Corporation of America (the “Company”) with the Commission are incorporated in this Registration Statement by reference:

(a)          The Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2004.

(b)         The Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 24, 2005.

(c)          The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.

(d)         The description of the Company’s common stock, par value $.01 per share, included under the caption “Description of Capital Stock” in the Prospectus forming a part of the Company’s Registration Statement on Form S-1, initially filed with the Commission on September 13, 1999 (Registration No. 333-86963), including exhibits, as amended, and as may be further amended from time to time, which description has been incorporated by reference in Item 1 of the Company’s Registration Statement on Form 8-A, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on October 15, 1999.

(e)          All other reports filed by the Company pursuant to Section 13(a) and 15(d) of the Exchange Act since the end of the Company’s fiscal year ended December 31, 2004.

(f)            All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.                             INTERESTS OF NAMED EXPERTS AND COUNSEL.  Some of the legal matters in connection with the issuance of the common stock will be passed upon for the Company by Kirkland & Ellis LLP, Chicago, Illinois.

ITEM 8.                             EXHIBITS.  An Exhibit Index is located at page 6.

EXHIBIT NUMBER	DESCRIPTION

4.1	Packaging Corporation of America Amended and Restated 1999 Long-Term Equity Incentive Plan, incorporated herein by reference to Appendix B to the Company’s

EXHIBIT NUMBER	DESCRIPTION

Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 24, 2005.

5.1*	Opinion of Kirkland & Ellis LLP

23.1*	Consent of Ernst & Young LLP

23.2	Consent of Kirkland & Ellis LLP (included in the opinion filed herewith as Exhibit 5.1)

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on June 29, 2005.

PACKAGING CORPORATION OF AMERICA

By:	/s/ RICHARD B. WEST
Name:	Richard B. West
Title:	Senior Vice President, Chief Financial Officer
and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Paul T. Stecko and Richard B. West, jointly and severally, as his or her true and lawful attorneys-in-fact and agents with full powers of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and any and all additional registration statements pursuant to Instruction E to Form S-8 and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies, approves and confirms all that his or her said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 29, 2005.

SIGNATURE	TITLE

/s/ PAUL T. STECKO	Chairman of the Board and Chief Executive Officer
Paul T. Stecko	(Principal Executive Officer)

/s/ RICHARD B. WEST	Senior Vice President, Chief Financial Officer and
Richard B. West	Corporate Secretary (Principal Financial and
Accounting Officer)

/s/ SAMUEL M. MENCOFF	Director
Samuel M. Mencoff

/s/ LOUIS A. HOLLAND	Director
Louis A. Holland

/s/ THOMAS S. SOULELES	Director
Thomas S. Souleles

/s/ HENRY F. FRIGON	Director
Henry F. Frigon

/s/ RAYFORD K. WILLIAMSON	Director
Rayford K. Williamson

/s/ ROGER B. PORTER	Director
Roger B. Porter

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1

Packaging Corporation of America Amended and Restated 1999 Long-Term Equity Incentive Plan, incorporated herein by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 24, 2005.

5.1*	Opinion of Kirkland & Ellis LLP

23.1*	Consent of Ernst & Young LLP

23.2	Consent of Kirkland & Ellis LLP (included in the opinion filed herewith as Exhibit 5.1)

*Filed herewith